EXHIBIT 99.1

PLASMATECH BIOPHARMACEUTICALS ANNOUNCES
AGREEMENT TO ACQUIRE ABEONA THERAPEUTICS LLC

·  Company is well positioned to execute on its strategy to become a leader in cell therapy and gene therapy for rare diseases
·  Abeona’s preclinical studies have demonstrated promising efficacy in cognitive function, motor, and survival in Sanfilippo Syndrome (MPS IIIA and MPS IIIB)
·  Two Phase 1/2 clinical trials for ABX-101 (MPS IIIB) and ABX-102 (MPS IIIA) for Sanfilippo Syndrome to commence in 2015

Dallas, TX, Cleveland, OH and New York, NY, May 6, 2015 – PlasmaTech Biopharmaceuticals, Inc. (NASDAQ:  PTBI), a biopharmaceutical company advancing protein biologic therapies and oncology supportive care products, announced today that it has entered into a definitive agreement to acquire Abeona Therapeutics, a company engaged in the development and commercialization of therapies for patients with lysosomal storage diseases. Under the terms of the agreement, the Company will issue to Abeona Therapeutic members a total of 3,979,761 common shares upon closing of the transaction, and up to an additional $9 million in common stock or cash, at the Company’s option, subject to the completion of certain performance milestones.

“We believe this acquisition represents an exciting cornerstone of our strategy to build a world class cell and gene therapy company focused on rare diseases,” noted Steven H. Rouhandeh, PlasmaTech’s Executive Chairman. “Abeona’s programs in MPS IIIB & IIIA address a compelling unmet medical need with breakthrough technology and fundamental core competencies to develop products and accelerate value for patients and shareholders. This acquisition will accelerate development and internationalization of both clinical programs due to increased access to capital and organizational capabilities. Importantly, the Abeona operating and scientific teams will remain intact and we believe Tim Miller’s unique blend of experience and capabilities makes him ideal to move the company forward towards our goal of becoming a leader in rare diseases.”

In connection with the acquisition, Tim Miller, Ph.D., President & CEO of Abeona will succeed Scott Shorer as CEOhief Executive Officer of the combined company. “Tim Miller brings significant experience and leadership in developing and commercializing novel cell and gene therapies,” said Steven H. Rouhandeh, Executive Chairman of PlasmaTech. “We want to thank Scott Shorer for his service as PlasmaTech’s Chief Executive Officer, and look forward to his continued contributions to the Alpha-1 program as a consultant to the Company.”

“We are excited about building the future together, and believe this is just the first of many steps to building a comprehensive product pipeline in the rare disease space. PlasmaTech is currently developing a new generation plasma processing technology which enables and validates orphan proteins requiring periodic treatments,” noted Dr. Tim Miller. “We will continue to build on these strengths and capabilities, while executing on our world class gene therapy platform to address pressing rare diseases such as Sanfilippo syndrome.”

Abeona Therapeutics is developing gene therapies for patients with rare genetic diseases, with initial therapies being developed for patients with Sanfilippo syndromes (MPS III). The Company was formed in early 2013 to help focus the search for a cure for Sanfilippo Syndrome and provide a unifying voice between patient advocate groups, researchers, clinicians and investors. Dr. Miller, a co-founder, has over 16 years of scientific research, product development, clinical operations and business development expertise, with a focus on transitioning novel biotherapeutics through pre-clinical development and into Phase 1 and 2 human clinical trials. Previously with Juventas Therapeutics, SironRX Therapeutics, and Copernicus Therapeutics, Dr. Miller has focused on gene therapy and regenerative medicine. During his career, he has worked on therapies in cystic fibrosis, cardiovascular disease, wound healing, scar prevention and Sanfilippo syndromes. Dr. Miller has managed all aspects of research and development, manufacturing of biologics, and clinical program start-up from a small company perspective, with direct experience engaging Food and Drug Administration (FDA) and NIH advisory agencies on multiple Investigational New Drug (IND) submissions.

The Board of Directors of PlasmaTech Biopharmaceuticals and the Managers of Abeona have unanimously approved the transaction. The transaction is expected to close in the second quarter of 2015, subject to customary closing conditions.

About Alpha-1 Deficiency and SDF™ Process: The global market for drugs derived from human blood plasma fractionation is currently estimated to be greater than US$15 billion and growing at a rate close to 10% annually. Despite this significant market opportunity, limited innovation in fractionation technology has occurred in decades. PTBI has developed and patented a new extraction process for plasma biologics that may fundamentally change the economics of blood plasma fractionation, and is expected to make possible the extraction of several additional therapeutically useful plasma proteins. The Company believes that PlasmaTech’s proprietary fractionation process is expected to significantly enhance yields of specific high-value proteins, including alpha-1 antitrypsin, expanding market opportunities while greatly enhancing margins. The Company believes that PlasmaTech’s lead product opportunity, alpha-1 antitrypsin (“AAT”), will offer a potentially high revenue, short time-to-market respiratory product for treatment of inherited COPD, or alpha-1 antitrypsin deficiency (“AATD”), among other indications. In addition, the SDF process is expected to produce higher yields of other high-value proteins with significant therapeutic benefit.

About PlasmaTech: PlasmaTech is a biopharmaceutical company focused on advancing protein biologic therapies and oncology supportive care products. Exploiting two proprietary platforms, Salt Diafiltration (SDF™) Process and Polymer Hydrogel Technology (PHT™), PlasmaTech is active in the development and commercialization of human plasma-derived therapeutics, including its proprietary alpha-1 protease inhibitor, SDF Alpha™. The company has developed a robust product pipeline that includes two commercial stage products, MuGard® and ProctiGard™, with additional follow-on products in development. For more information, visit www.plasmatechbio.com.

About Abeona Therapeutics: Abeona was formed in early 2013 to help focus the search for a cure for Sanfilippo Syndrome and provide a unifying voice between patient advocate groups, researchers, clinicians and investors. Abeona Therapeutics is the result of collaborative efforts between scientists, clinicians and multiple international patient advocate groups for developing Sanfilippo therapies. The collaboration has helped focus parents and caregivers on a leading therapy with broad potential to provide long-term benefits to children with Sanfilippo Syndrome. Clinical trials for Sanfilippo types A and B are anticipated to begin in mid-2015.

Company and Media Contact:
Andre’a Lucca
Director of Communications
PlasmaTech Biopharmaceuticals, Inc.
212-786-6208
alucca@plasmatechbio.com

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties. These statements include, without limitation, those relating to: the Company’s proposed acquisition of Abeona, anticipated acceleration in the development and internationalization of clinical programs, information regarding the future performance of the combined company, the outlook on medical needs, future pipeline expectations, management plans for the Company, the anticipated closing of the transaction, and general business outlook. These statements are subject to numerous risks and uncertainties, including but not limited the satisfaction of closing conditions for the transaction, the parties’ ability to successfully integrate and operate the new company, and achieve expected synergies and other benefits; the impact of competition; the ability to develop products and technologies; the ability to achieve or obtain necessary regulatory approvals; the impact of changes in the financial markets and global economic conditions; and other  risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.